UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2016

Zoned Properties, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51640	46-5198242
(Commission File Number)	(IRS Employer Identification No.)

14300 N. Northsight Blvd., #208 Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): 407-257-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 15, 2016, Zoned Properties, Inc. (the “Company”) entered into a binding letter of intent (the “Catalina Partners LOI”) with Catalina Partners III LLC (the “Tenant”) and Catalina Hills Botanical Care, Inc. (“Catalina Hills”) pursuant to which the parties agreed to the material terms of a lease agreement to be entered into by the parties.

Pursuant to the terms of the Catalina Partners LOI, the parties will execute a lease agreement consistent with the terms of the Catalina Partners LOI no later than 90 days after execution of the Catalina Partners LOI. The lease agreement will provide for the lease of approximately 25,000 square feet of space (the “Premises”) by the Company to the Tenant. The Company agreed to grant the Tenant an option to lease an additional 15,000 square feet of adjacent space.

The parties agreed that the Company’s total projected budget for constructing the Tenant improvements and developing the Premises is an amount equal to or less than $2,500,000, with such additional amounts subject to approval by Tenant. The cost of the Tenant improvements will be paid by the Company.

Pursuant to the terms of the Catalina Partners LOI, the monthly rent for the Premises will be as follows:

Months 2-6	-	$50,000
Months 7-12	-	$56,250
Months 13-60	-	$64,583.33
Months 61-120	-	$65,625.00
Months 121-180	-	$83,333.33

The Catalina Partners LOI and execution of the lease agreement are subject to certain contingencies, including that the Company must obtain commercially reasonable financing for the development of the Premises and the construction of the Tenant improvements, acquisition by the Company of written approval of all due diligence and underwriting matters required by the Company and/or the Company’s lender, acquisition of necessary zoning and land use entitlements, and the Tenant’s obtaining written approval from AZDHS of approval to operate the Premises as a medical marijuana cultivation and production facility on behalf of Catalina Hills.

Certain individuals agreed to personally guarantee the lease agreement.

The foregoing description of the Catalina Partners LOI is not a complete description of all of the parties’ rights and obligations under the Catalina Partners LOI and is qualified in its entirety by reference to the Catalina Partners LOI, a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On March 17, 2016, the Company issued a press release concerning entry into the Catalina Partners LOI. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information contained in the website is not a part of this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are furnished as part of this current report on Form 8-K.

Exhibit No.	Description
10.1	Binding Letter of Intent dated as of March 15, 2016 between Zoned Properties, Inc., Catalina Partners III LLC and Catalina Hills Botanical Care, Inc.
99.1	Press release of Zoned Properties, Inc. dated March 17, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZONED PROPERTIES, INC.

Dated: March 17, 2016	/s/ Bryan McLaren
Bryan McLaren
Chief Executive Officer

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